When recorded, return to:
Photronics, Inc.
15 Secor Road
Brookfield, CT 06804

Attn:	Richelle Burr
Vice President, General Counsel and Secretary

Space above for recorder’s use

SPECIAL WARRANTY DEED

     THIS INDENTURE is made as of this _____ day of ________, 2012, between Micron Technology, Inc., a Delaware corporation (“Grantor”), whose principal office is located at 8000 S. Federal Way, Boise, Idaho, and Photronics, Inc., a Connecticut corporation (“Grantee”), whose principal office is located at 15 Secor Road, Brookfield, CT 06804. Grantor, by these presents, does hereby GRANT, BARGAIN, SELL AND CONVEY unto the Grantee, and to its successors and assigns, FOREVER, that certain property located in the City of Boise, County of Ada, State of Idaho, and more particularly described on Exhibit “A” attached hereto and incorporated by reference herein, together with all the improvements thereon (the “Property”), reserving in the Grantor all oil, gas, hydrocarbons, mineral and water rights appurtenant (as of the date of this conveyance) to the Property and the attendant right and easement to access the Property and extract such as oil, gas, hydrocarbon, minerals and water.

     This conveyance is expressly subject to: (a) the lien of all ad valorem real estate taxes due and payable in the calendar year 2012 and subsequent calendar years; (b) all matters of record relating to the Land in the official records of Ada County, Idaho; (c) local, state and federal laws, ordinances or governmental regulations, including but not limited to building and zoning laws, ordinances and regulations, now or hereafter in effect, relating to such real property; (d) any matters that would be shown on an accurate survey of current date of the Land; (e) matters resulting from the acts of Photronics or any party acting by, for, through or under Photronics; (f) Micron’s rights reserved above; and (g) Micron’s Right of First Refusal of even date herewith, collectively with the Permitted Development Easements applicable to the property, defined as (i) customary public utility, drainage and other developmental easements for the benefit of the Premises for it permitted use; (ii) certain easements, covenants, declarations and/or restrictions for the benefit of adjacent land owned by Micron.

     Together with all and singular the hereditaments and appurtenances thereunto belonging, or in anywise appertaining, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof, and all the estate, right, title, interest, claim or demand whatsoever, of the Grantor, either in law or in equity, of, in and to the Property, with the hereditaments and appurtenances.

     TO HAVE AND TO HOLD the said premises as above described, with the hereditaments and appurtenances, unto the Grantee, its heirs and assigns forever.

     And the Grantor, for itself, and its successors, does covenant, promise and agree, to and with the Grantee, its heirs and assigns, that it has not done or suffered to be done, anything whereby the said Property hereby granted is, or may be, in any manner encumbered or charged, except as herein recited; and that the said Property, against all persons lawfully claiming, or to claim the same, by, through or under it, it WILL WARRANT AND FOREVER DEFEND.

     In Witness Whereof, the Grantor has executed this instrument and caused its corporate name and seal to be hereunto affixed by its duly authorized officers this _________ day of ___________, 2012.

Micron Technology, Inc.,
a Delaware corporation

By:
Name (Print):
Title (Print):

State of Idaho	)
	)	ss
County of Ada	)

On the ___ day of ______, 2012, personally appeared before me the above ________________, the ____________________ of Micron Technology, Inc., a Delaware corporation, who, being by me duly sworn did say, for him/herself, that the within instrument was signed by him/her on behalf of said corporation by authority of its board of directors.

[Seal]	Notary Public
Commission expires:

EXHIBIT A

Legal Description

See attached for legal description

POWER ENGINEERS, INC.
ENERGY. FACILITIES. COMMUNICATIONS

POWER ENGINEERS

1295 S. EAGLE FLIGHT WAY
BOISE, ID 83700

PHONE 208-378-0022
FAX 208 378-0025

PROJECT: 110539
DATE: June 23, 2006

DESCRIPTION FOR
MICRON TECHNOLOGY, INC.
SITUATED IN THE SW ¼ OF THE NE ¼
SECTION 18
T. 2 N., R. 3 E., B.M., ADA COUNTY, IDAHO

A parcel of land situated in the Southwest ¼ of the Northeast ¼ of Section 18, Township 2 North, Range 3 East, Boise Meridian, Ada County, Idaho, and more particularly described as follows:

BEGINNING at an iron pin monumenting the northeast corner of said Southwest ¼ of the Northeast ¼ of Section 18;

thence along the easterly boundary of said Southwest ¼ of the Northeast ¼ of Section 18, South 00°11'14" West 931.81 feet to the northerly right-of-way of Federal Way;

thence along said northerly right-of-way the following four courses:

North 59°12'11" West 146.47 feet;

thence North 52°45'26" West 620.39 feet;

thence along the arc of a curve to the right a distance of 566.16 feet, said curve having a radius of 930.00 feet, a central angle of 34°52'48", and a chord bearing North 35°19'02" West 557.46 feet;

thence North 22°06'01" West 39.70 feet to the northerly boundary of said Southwest ¼ of the Northeast ¼ of Section 18;

thence along said northerly boundary South 89°23'10" East 959.99 feet to the POINT OF BEGINNING, comprising 12.56 acres, more or less.

Prepared by:
POWER ENGINEERS

PROFESSIONAL LAND SURVEYOR
REGISTERED
7881
STATE OF IDAHO
STEVEN C. WELLINGTON

6/26/06

SCW/BJC

110539-1.doc

Steven C. Wellington, P.L.S.

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